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                                                                     EXHIBIT 4.2

                          [Form of Right Certificate]

Certificate No. R-                                            ___________ Rights

This Certificate is Transferable in
_______________, Texas or
New York, New York

     NOT EXERCISABLE AFTER NOVEMBER 12, 2008 OR EARLIER IF REDEEMED OR EXCHANGED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. IF THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME OR MAY HAVE BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN
     SECTION 7(e) OF THE RIGHTS AGREEMENT.

                               RIGHT CERTIFICATE

     This certifies that _________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of November 12, 1998 (the "Rights Agreement") between PetroCorp Incorporated, a Texas corporation (the "Company"), and First Union National Bank of North Carolina, a __________ (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date and prior to the Expiration Date at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-thousandth (1/1,000th) of a fully paid, nonassessable share of Preferred Stock--Junior Participating Series A, par value $.01 per share, (the "Preferred Stock") of the Company, at a cash purchase price per one one-thousandth (1/1,000th) of a share of $24 ("Purchase Price"), payable in cash upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and the related Certificate duly executed.

     Terms used herein and not otherwise defined have the meanings assigned to them in the Rights Agreement.

     The number of rights evidenced by this Right Certificate, the Purchase Price and the number and kind of shares which may be purchased upon exercise thereof are the number of Rights, Purchase Price, and the number and kind of shares which may be so purchased as of November 23, 1998. As provided in the Rights Agreement, the number of Rights represented by this Rights Certificate, the Purchase Price and the number and kind of shares of Preferred Stock

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or other securities which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

     From and after the time when any person first becomes an Acquiring Person, other than pursuant to a Qualifying Tender Offer, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person,
(ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose of effect the avoidance of Section 7(e) of the Rights Agreement shall become null and void without any further action, and no holder of such Rights (including any purported transferee or subsequent holder) shall have any rights whatsoever with respect to such Rights, whether under any provision of the Rights Agreement or otherwise.

     This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file with the Rights Agent and are also available upon written request to the Company.

     This Right Certificate, with or without other Right Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number and kind of shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Board of Directors of the Company may, at its option, (a) at any time prior to the earlier of (i) the close of business on the tenth day after the Stock Acquisition Date (or such later date as a majority of the Continuing Directors then in office may designate in an amendment to the Rights Agreement) and (ii) the Final Expiration Date, redeem all but not less than all the Rights evidenced by this Certificate at a redemption price of $.001 per Right; or (b) at any time after any Person becomes an Acquiring Person (but before any Person becomes the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding), exchange all or part of the Rights evidenced by this Certificate for shares of Common Stock at an exchange ratio of one share of Common Stock per Right. If

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the Rights shall be exchanged in part, the holder of this Right Certificate shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of Rights not exchanged.

     The Company may issue fractions of Preferred Stock or distribute certificates which evidence fractions of Preferred Stock upon the exercise of any Right or Rights evidenced hereby. In lieu of issuing fractional shares, the Company may elect to make a cash payment as provided in the Rights Agreement for fractions of a share other than one one-thousandth (1/1,000th) of a share or any integral multiple thereof or to issue certificates or utilize a depository arrangement as provided in the terms of the Rights Agreement and the Preferred Stock.

     No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

     This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

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     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of:                    PETROCORP INCORPORATED
            --------------

                              By:
                                 ---------------------------------
                              Name:
                                  --------------------------------
                              Title:
                                    ------------------------------
Attest:


By:
   -----------------------------
Name:
     ---------------------------
Title:
      --------------------------

Countersigned:

FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as Rights Agent,

By:
   ---------------------------
        Authorized Officer

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                  [Form of Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED____________________________________________________________

hereby sells, assigns and transfers unto______________________________________
                                   (Please print name and address of transferee)

______________________________________________________________________________
this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________________________ _____________________________Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:
      -----------------

                                              --------------------------------
                                                          Signature
Signature Guaranteed:


                                  CERTIFICATE

     The undersigned hereby certifies by checking the appropriate boxes that:

     (1) the Rights evidenced by this Right Certificate ___ are ___ are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);

     (2) after due inquiry and to the best knowledge of the undersigned, it ___ did ___ did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:
      -----------------------

                                       -------------------------------
                                                   Signature

                                     NOTICE

     The signatures to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

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                          FORM OF ELECTION TO PURCHASE

 (To be executed if holder desires to exercise Rights represented by the Right
                                 Certificate.)

To PetroCorp Incorporated:

     The undersigned hereby irrevocably elects to exercise ____________ Rights represented by this Right Certificate to purchase the Preferred Stock issuable upon the exercise of the Rights (or such other securities or property of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

Please insert social security or other identifying number:____________________

______________________________________________________________________________
                        (Please print name and address)

______________________________________________________________________________


     If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance of such Rights shall be registered in the name of and delivered to:


_______________________________________________________________________________
                        (Please print name and address)

_______________________________________________________________________________

Please insert social security or other identifying number: ____________________


_______________________________________________________________________________
                        (Please print name and address)

_______________________________________________________________________________

Dated:
      -------------------

                                           ------------------------------------
                                                          Signature
Signature Guaranteed:

                                     NOTICE

     The signatures to the foregoing Form of Election To Purchase must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.


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